EXHIBIT 99.1
Frozen Food Express Industries, Inc.
Announces 2nd Quarter Earnings Release Date And Continued Cost Savings Initiatives

DALLAS, July 20, 2009 (GLOBE NEWSWIRE) -- Frozen Food Express Industries, Inc. (Nasdaq:FFEX) today announced that it anticipates to release its 2nd quarter results on Thursday, August 6th after the market closes.

The company also announced that its truckload and less-than-truckload volumes and earnings continue to be negatively impacted by the severe economic recession.  “The company continues to experience downward pricing pressure as excess capacity continues within the transportation industry”, said Mit Stubbs, President and Chief Executive Officer. The company continues to focus on protecting its market share while providing the highest service levels to its customers and continues to execute on its comprehensive cost reduction initiative to reduce many of its non-variable costs. The company's non-driver headcount has been reduced approximately 200 positions or 23 percent since January 1st including approximately 50 positions that were eliminated within the last two weeks. Since the beginning of the year, the company has taken significant action to reduce many of its operating costs including, but not limited to, elimination of non-driver positions, suspension of its 401(k) match, reduction of standard work week hours, decrease of its recruiting efforts, early termination of equipment leases, reduction of travel expenses and streamlining existing processes.

While the company expects to generate an operating loss in the 2nd quarter, the company continues to be in a strong cash position with no debt outstanding under its revolving credit agreement as of the end of the quarter.

About FFEX

Frozen Food Express Industries, Inc. is one of the leading temperature-controlled truckload and less-than-truckload carriers in the United States with core operations in the transport of temperature-controlled products and perishable goods including food, health care and confectionery products. Service is offered in over-the-road and intermodal modes for temperature-controlled truckload and less-than-truckload, as well as dry truckload. We also provide brokerage/logistics services, as well as dedicated fleets to our customers. Additional information about Frozen Food Express Industries, Inc. can be found at the http://www.ffex.net.  To join our email alert list, please click on the following link: http://financials.ffex.net/alerts.cfm. FFE's common stock is traded on the Nasdaq Global Select market under the symbol FFEX.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", "intend", "plan", "schedule", "estimate", "project", and similar expressions. Those statements are based on current expectations and are subject to uncertainty and change.

Although our management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Among the key factors that are not within our management's control and that may cause actual results to differ materially from those projected in such forward-looking statements are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor and owner-operators, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports and filings with the Securities and Exchange Commission. The company does not assume, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

CONTACT:  Frozen Food Express Industries, Inc.
          Stoney M. "Mit" Stubbs, Jr., Chairman and CEO
          Russell Stubbs, SVP and COO
          John Hickerson, SVP and CMO
          Ronald Knutson, SVP and CFO
          (214) 630-8090
          ir@ffex.net